UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2010 (October 15, 2010)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-53504	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, CO  80111
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On October 15, 2010, Keating Capital, Inc. (“Keating Capital”) made a $1.1 million investment in the $25 million Series G Convertible Preferred Stock offering of MBA Polymers, Inc. (“MBA Polymers”).  This investment is Keating Capital’s fourth portfolio company investment and its second investment in the cleantech space.

Founded in 1993 and based in Richmond, California, MBA Polymers is a global manufacturer of recycled plastics sourced from end of life durable goods and previously destined for a landfill, such as computers, electronics, appliances and automobiles.

Keating Capital issued a press release on October 20, 2010 announcing its investment in MBA Polymers.  The text of this press release is included as an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

Exhibit Number	Description
99.1	Press release dated October 20, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2010	KEATING CAPITAL, INC.

	By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer